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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 20, 2001 (Date of earliest event reported)

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-6458 (Commission File Number)

36-2386361 (IRS Employer Identification No.)

1 East First Street Suite 600 Reno, Nevada 89501 (Address of principal executive offices and zip code)

(702)786-5527 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

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Item 5.	Other Information Events.

JDCC'ss net income was $41.9 million for the fourth quarter and $157.8 million for the year, compared with $31.7 million and $140.8 million, respectively, last year. The results for this year benefited primarily from higher volumes and improved spreads, partially offset by a higher provision for credit losses.

Net receivables and leases financed by JDCC were $11.790 billion at October 31, 2001, compared with $8.515 billion at October 31, 2000. This increase was due in part to the previously announced program under which Deere & Company's equipment operations began to sell their trade receivables to Deere Capital, Inc. (DCI) a wholly-owned subsidiary of JDCC. Under this program, DCI acquired $2.2 billion of trade receivables at October 29, 2001. The remaining increase resulted from other acquisitions exceeding collections during the last twelve months, partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $13.242 billion at October 31, 2001, compared with $10.498 billion at October 31, 2000.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
	(c)	Exhibits
		(99)	Press release and additional information of Deere & Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ MICHAEL A. HARRING Michael A. Harring Secretary

Dated: November 20, 2001

Exhibit Index

Number and Description of Exhibit

(99)	Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated November 20, 2001, file number (1-4121).